As filed with the Securities and Exchange Commission on October 15, 2001                         Registration No. 333-
==================================================================================================================================

                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549
                                                      ___________________________

                                                               FORM S-8
                                                        REGISTRATION STATEMENT
                                                                 Under
                                                      The Securities Act of 1933
                                                      ___________________________

                                                          FILENET CORPORATION

                  Delaware                                                                              95-3757924
        (State or other jurisdiction                                                         (IRS Employer Identification No.)
     of incorporation or organization)

                                                         3565 Harbor Boulevard
                                                     Costa Mesa, California 92626
                                                      __________________________

                                              FILENET CORPORATION 1995 STOCK OPTION PLAN
                                         FILENET CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN
                                    FILENET CORPORATION INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                                                            Lee D. Roberts
                                                 President and Chief Executive Officer
                                                          FILENET CORPORATION
                                          3565 Harbor Boulevard, Costa Mesa, California 92626
                                                            (714) 327-3400
                                                      __________________________

                                                    CALCULATION OF REGISTRATION FEE

==================================================================================================================================

Title of Securities                Amount to           Proposed Maximum             Proposed Maximum              Amount of
to be Registered                   be Registered (1)   Offering Price per Share (2) Aggregate Offering Price (2)  Registration Fee

FileNET Corporation 1995 Stock
Option Plan
Common Stock, $0.01 par value      1,400,000 shares           $10.79                  $15,106,000.00              $3,776.50

FileNET Corporation 1998 Employee
Stock Purchase Plan
Common Stock, $0.01 par value      300,000 shares (3)         $10.79                  $ 3,237,000.00              $  809.25

FileNET Corporation International
Employee Stock Purchase Plan
Common Stock, $0.01 par value      300,000 shares (3)         $10.79                  $ 3,237,000.00              $  809.25

                                                                                  Aggregate Registration Fee      $5,395.00

==================================================================================================================================

(1)  This Registration Statement shall also cover any additional  shares of the Registrant's Common Stock that become issuable under the FileNET Corporation 1995 Stock Option Plan ("the Option Plan"), the FileNET Corporation 1998 Employee Stock Purchase
     Plan (the "U.S. ESPP"), or the FileNET Corporation International Employee Stock Purchase Plan (the "International ESPP") by
     reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2)  Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on October 10, 2001, as reported on the
     Nasdaq National Market.

(3)  These shares may be issued under either the U.S. ESPP or the International ESPP, however, in no case may the aggregate number of shares issued under the U.S. Plan and the International Plan and registered hereunder exceed 300,000 shares of the
     Registrant's Common Stock.

                                                                 II-3

                                                                PART II

                                          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference

         FileNET Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a)      The  Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 27, 2001;

         (b)      The  Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed with the
                  Commission on May 14, 2001;

         (c)      The  Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed with the
                  Commission on August 14, 2001;

         (d)      The Registrant's Registration Statement No. 0-15997 on Form 8-A filed with the Commission on June 24, 1987, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock;

         (e)      The  Registrant's Registration Statement No. 333-00676 on Form S-4 filed with the Commission on January 26, 1996, in which there is described certain rights to purchase shares of Registrant's Common Stock pursuant to a Rights
                  Agreement dated as of November 4, 1988 between FileNET Corporation and The First National Bank of Boston (the
                  "Rights Agreement"); and

         (f)      The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 filed with the
                  Commission on November 17, 1998, in which certain  amendments to the Rights Agreement between FileNET
                  Corporation and BANKBOSTON N.A., formerly known as The First National Bank of Boston, are set forth.

    All reports and definitive  proxy or information  statements filed pursuant to  Section 13(a),  13(c), 14 or 15(d) of the 1934
Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates  hat all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration
Statement.

         Item 4.  Description of Securities

         Not applicable.

         Item 5.  Interests of Named Experts and Counsel

         Not applicable.

                                                                           II-1

         Item 6.  Indemnification of Directors and Officers

         Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware, the Registrant as a Delaware
corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any  threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he or she is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement which were reasonably  incurred by him or her in connection with such action, suit or proceeding.  The power to indemnify applies only if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the Registrant and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

         The power to indemnify also applies to actions brought by or in the right of the Registrant, but only to the extent of defense and  settlement  expenses  and not to any  satisfaction  of a judgment or settlement of the claim itself.  In such actions, however, no indemnification will be made if there is any adjudication of negligence or misconduct, unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

         To the extent any such person is successful in the defense of the actions referred to above, such person is entitled pursuant to Section 145 of the General Corporation Law of Delaware to indemnification as described above.  Section 145 also grants power to advance litigation expenses upon receipt of an  undertaking on the part of the recipient to repay such advances in the event no right to indemnification is subsequently shown.  The Registrant may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

         Item 7.  Exemption from Registration Claimed

         Not applicable.

         Item 8.  Exhibits

Exhibit No.         Exhibit

      4             Instruments   Defining  the  Rights  of   Stockholders.   Reference  is  made  to   Registrant's
                    Registration  Statement No. 0-15997 on Form 8-A, together with the exhibits  thereto,  which are incorporated  herein by  reference  pursuant to Items 3(d),  3(e) and 3(f) of this  Registration
                    Statement.
      5             Opinion and Consent of Brobeck, Phleger and Harrison LLP.
     23.1           Independent Auditors' Consent-- Deloitte and Touche LLP.
     23.2           Consent of Brobeck, Phleger and Harrison LLP is contained in Exhibit 5.
     24             Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
     99.1           FileNET Corporation 1995 Stock Option Plan (as Amended and Restated Through March 28, 2001).
     99.2           FileNET  Corporation 1998 Employee Stock Purchase Plan (as Amended and Restated  Effective as of
                    May 1, 2001).
     99.3           FileNET  Corporation  International  Employee  Stock  Purchase  Plan (as  Amended  and  Restated
                    Effective as of November 1, 2001).

         Item 9.  Undertakings

         A.       The  undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration  Statement (i) to include any prospectus  required by
                  Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect

                                                                           II-2

                  to the plan of distribution not  previously  disclosed  in this Registration  Statement or any material change to such  information  in this Registration  Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are  incorporated  by reference into this Registration Statement;  (2) that, for the purpose of  determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the FileNET Corporation 1995 Stock Option Plan, FileNET Corporation 1998 Employee Stock
                  Purchase Plan and/or FileNET  Corporation  International Employee Stock Purchase Plan.

         B.       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating  to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise,  the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore,  unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the  successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered,  the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                                                           II-3

                                                                 SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on October 15, 2001.

                                                     FILENET CORPORATION

                                                     By: /s/  Lee D. Roberts
                                                          Lee D. Roberts
                                                          Chairman of the Board and Chief Executive Officer
                                                          (Principal Executive Officer)

                                                           POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of FileNET Corporation, a Delaware corporation, do hereby constitute and appoint
Lee D. Roberts the lawful attorney-in-fact  and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or  requirements of the Commission in connection with this
Registration  Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration
Statement,  to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements  thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                        Title                                     Date

/s/  Lee D. Roberts                    Chairman  of the  Board  and  Chief  Executive
Lee D. Roberts                         Officer (Principal Executive Officer)                  October 15, 2001

/s/  Sam Auriemma                      Chief   Financial   Officer  and  Senior  Vice
Sam M. Auriemma                        President,    Finance   (Principal   Financial
                                       Officer and Principal Accounting Officer)              October 15, 2001

                                                                           II-4

           Signature                                        Title                                     Date

/s/  Theodore J. Smith                 Director                                               October 15, 2001
Theodore J. Smith

/s/  John C. Savage                    Director                                               October 15, 2001
John C. Savage

/s/  William P. Lyons                  Director                                               October 15, 2001
William P. Lyons

/s/  L. George Klaus                   Director                                               October 15, 2001
L. George Klaus

/s/  Roger S. Siboni                   Director                                               October 15, 2001
Roger S. Siboni

                                                                           II-5

                                                   SECURITIES AND EXCHANGE COMMISSION
                                                         WASHINGTON, D.C. 20549

                                                                EXHIBITS

                                                                   TO

                                                                FORM S-8

                                                                 UNDER

                                                         SECURITIES ACT OF 1933

                                                          FILENET CORPORATION

                                                             EXHIBIT INDEX

Exhibit No.       Exhibit

      4           Instruments  Defining the Rights of  Stockholders.  Reference is made to Registrant's  Registration
                  Statement No.  0-15997 on Form 8-A,  together  with the exhibits  thereto,  which are  incorporated herein by reference pursuant to Items 3(d), 3(e) and 3(f) of this Registration Statement.
      5           Opinion and Consent of Brobeck, Phleger and Harrison LLP.
     23.1         Independent Auditors' Consent-- Deloitte and Touche LLP.
     23.2         Consent of Brobeck, Phleger and Harrison LLP is contained in Exhibit 5.
     24           Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
     99.1         FileNET Corporation 1995 Stock Option Plan (as Amended and Restated Through March 28, 2001).
     99.2         FileNET  Corporation 1998 Employee Stock Purchase Plan (as Amended and Restated Effective as of May
                  1, 2001).
     99.3         FileNET Corporation  International  Employee Stock Purchase Plan (as Amended and Restated Effective
                  as of November 1, 2001).

                                                               EXHIBIT 5

                                        OPINION AND CONSENT OF BROBECK, PHLEGER AND HARRISON LLP

                                                      October 12, 2001

FileNET Corporation
3565 Harbor Boulevard
Costa Mesa, CA  92626

         Re:      FileNET Corporation - Registration Statement for Offering of an
                  Aggregate of 1,700,000 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to FileNET Corporation,  a Delaware corporation (the "Company"),  in connection with the registration on Form S-8 (the  "Registration  Statement") under the Securities Act of 1933, as amended (the "Act"),  of (a) an additional  1,400,000 shares of the Company's  common stock for issuance under the FileNET  Corporation 1995 Stock Option Plan (the "Option Plan") and (b) an
additional  300,000  shares of the Company's  common stock for issuance in the aggregate  under the FileNET  Corporation  1998 Employee
Stock Purchase Plan (the "Purchase Plan") and the FileNET  Corporation  International  Employee Stock Purchase Plan (the "International
Plan," and together with the Option Plan and the Purchase Plan, the "Plans").

         This  opinion  is being  furnished  in  accordance  with the  requirements  of Item 8 of Form  S-8 and  Item  601(b)(5)(i)  of
Regulation S-K.

         We have reviewed the Company's  charter  documents and the corporate  proceedings  taken by the Company in connection with the establishment  and  amendment  of the  Plans.  Based on such  review,  we are of the  opinion  that if,  as and when the  shares of the
Company's  common stock have been issued and sold (and the  consideration  therefor  received)  pursuant to (i) the provisions of stock option  agreements  duly  authorized  under the Option Plan and in accordance  with the  Registration  Statement,  (ii) duly authorized direct stock issuances  under the Option Plan effected in accordance  with the  Registration  Statement,  (iii) duly  authorized  stock purchase rights issued under the Purchase Plan effected in accordance with the Registration  Statement,  and (iv) duly authorized stock purchase rights issued under the International  Plan effected in accordance with the Registration  Statement,  such shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion  letter as Exhibit 5 to the  Registration  Statement.  In giving this consent,  we do not thereby  admit that we are within the  category of persons  whose  consent is required  under  Section 7 of the Act,  the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

         This opinion  letter is rendered as of the date first  written  above and we disclaim any  obligation  to advise you of facts, circumstances,  events or  developments  which  hereafter  may be brought to our  attention  and which may alter,  affect or modify the opinion  expressed  herein.  Our opinion is  expressly  limited to the  matters  set forth  above and we render no opinion,  whether by implication  or otherwise,  as to any other  matters  relating to the Company,  the Plans or the shares of the  Company's  common stock issuable under those Plans.

                                                     Very truly yours,

                                                     /s/  Brobeck, Phleger and Harrison LLP

                                                     BROBECK, PHLEGER AND HARRISON LLP

                                                             EXHIBIT 23.1

                                                     INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation by reference in this  Registration  Statement of FileNET  Corporation on Form S-8 of our reports dated
January 23, 2001, appearing in the Annual Report on Form 10-K of FileNET Corporation for the year ended December 31, 2000.

/s/  Deloitte and Touche LLP

Deloitte and Touche LLP

Costa Mesa, California
October 12, 2001

                                                             EXHIBIT 99.1

                                              FILENET CORPORATION 1995 STOCK OPTION PLAN

                                            (As Amended and Restated Through March 28, 2001)

                                                             EXHIBIT 99.2

                                         FILENET CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN

                                             (As Amended and Restated Through May 1, 2001)

                                                             EXHIBIT 99.3

                                    FILENET CORPORATION INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                                       (As Amended and Restated Effective as of November 1, 2001)